Exhibit 99.1

The Glimpse Group Provides Preliminary Unaudited Fiscal Year 2021 Strong Revenue Growth Results

Fiscal Year 2021 Revenues of At Least $3.25 Million; Representing Year over Year Organic Growth of Over 65%; Software & Services Growth of Over 200%

NEW YORK, NY July 12, 2021 — The Glimpse Group, Inc. (NASDAQ: VRAR) (“Glimpse” or the “Company”), a diversified Virtual Reality and Augmented Reality (“VR” and “AR”) platform company providing enterprise-focused VR and AR software & services solutions, provided preliminary revenue results for the Fiscal Year (“FY”) 2021.

Preliminary FY 2021 Results (ending June 30, 2021)

The Company expects total revenues for FY 2021 to exceed $3.25 million, representing a significant year- over-year increase of over 65% compared to revenues of $1.94 million in FY 2020. This growth was entirely organic and achieved in a challenging COVID-19 year. The Company expects to continue its rapid organic growth in FY 2022, without taking into account additional growth driven by potential accretive acquisitions.

VR & AR software and non-project services revenue grew by over 200% year-over-year and represented approximately 50% of total FY ‘21 revenues, compared to approximately 25% in the prior fiscal year.

As for the Company’s balance sheet, immediately post its July 1, 2021 Nasdaq IPO, the Company had a cash balance of approximately $13.7 million, no material liabilities, no preferred stock issued, no outstanding convertible debt and nominal warrants related to underwriting fees.

Final recognized revenue and any other financials are subject to review, may change and will be released with the Company’s audited financial statements and related annual report.

Management Commentary

“Our revenues are significant relative to the early stage of the emerging VR/AR industry, and our year-over-year revenue growth continues to demonstrate the early success of our innovative VR/AR enterprise software and services model”, said Lyron Bentovim, President & CEO of The Glimpse Group. “I am especially proud of our growth in light of the COVID-19 headwinds we faced. As global VR/AR adoption continues to rise and businesses increasingly embrace productive, ROI-driven uses for enterprise VR/AR software, Glimpse is well positioned as the only pure play, Nasdaq listed, diversified, VR/AR software and services company”.

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR) is a diversified Virtual and Augmented Reality platform company, comprised of multiple VR and AR software & services companies, and designed with the specific purpose of cultivating companies in the emerging VR/AR industry. Glimpse’s unique business model simplifies challenges faced by VR/AR companies and creates a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into the emerging VR/AR industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Company Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

(917) 292-2685

maydan@theglimpsegroup.com

Investor Relations:

Mark Schwalenberg, CFA

Director

MZ Group – North America

312-261-6430

Glimpse@mzgroup.us

www.mzgroup.us